SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act or 1934
                              (Amendment No.  )


Filed by Registrant [X]
Filed by a Party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                             CB BANCSHARES, INC.


                (Name of Registrant as Specified In Its Charter)
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     ........................................................................
     2)     Aggregate number of securities to which transaction applies:
     ........................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ........................................................................
     4)     Proposed maximum aggregate value of transaction:
     ........................................................................
     5)     Total fee paid:
     ........................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     ........................................................................
     2)     Form, Schedule or Registration Statement No.:
     ........................................................................
     3)     Filing Party:
     ........................................................................
     4)     Date Filed:
     ........................................................................

          This letter and Proxy Supplement are being filed in preliminary form with the Securities and Exchange Commission as Definitive Additional Materials, and are subject to completion and revision.


                         [CB Bancshares, Inc. Letterhead]

                                  April 29, 1996

                                  ANNUAL MEETING
                                   May 23, 1996

Dear Fellow Stockholder:

          You have previously been mailed a copy of CB Bancshares, Inc. Proxy Statement (and our Blue Proxy Card) for the 1996 Annual Meeting of Stockholders, to be held at the Hawaii Prince Hotel (Haleakala/Kilauea Rooms), 100 Holomoana Street, Honolulu, Hawaii, on Thursday, May 23, 1996 at 2:00 p.m., Hawaii Standard Time. Your Board of Directors and Management welcome those stockholders who are able to attend.

                                    CAUTION

          There is an important development with respect to the 1996 Annual Meeting of which you should be aware. M.A. Schapiro & Co., Inc., our former financial advisor located in New York City, New York, has indicated that it intends to commence a proxy contest in connection with this year's annual meeting and you may soon be receiving its proxy materials, since they have demanded the company's shareholder list. M.A. Schapiro wants to elect two of its own nominees to your Board of Directors in place of two of the four highly qualified incumbent director nominees proposed by your Board. THEREFORE, WE CAUTION YOU NOT TO RETURN THE WHITE PROXY CARD WHICH M.A. SCHAPIRO MAY SEND TO YOU.

          Your Board of Directors is disappointed that M.A. Schapiro ( which had been a financial advisor to Bancshares since July 1992 and its exclusive financial adviser from October 1993 until terminated by the Board of Directors at the end of last year) has chosen to nominate an alternate slate of directors. Your vote has always been important, but will be extremely important this year, regardless of the number of shares you own. WE AGAIN URGE YOU NOT TO RETURN THE WHITE PROXY CARD YOU MAY RECEIVE FROM M.A. SCHAPIRO. We will keep you informed of all significant developments.

          On behalf of your Board of Directors, thank you for your continued support.

                                       Sincerely,


                                       James M. Morita
                                       Chairman of the Board
                                       and Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. STOCKHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL CHEMICAL MELLON SHAREHOLDER SERVICES, WHICH IS ASSISTING YOUR COMPANY, TOLL-FREE AT (888) 532-8140 (HAWAII) OR (800) 244-7265 (MAINLAND).

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                             [CB Bancshares Logo]

                              CB BANCSHARES, INC.
                               PROXY SUPPLEMENT

     The following information is provided by CB Bancshares, Inc. ("Bancshares") as a supplement to its Proxy Statement, dated April 19, 1996 (the "Proxy Statement"), previously mailed to Shareholders of Bancshares with respect to the Bancshares 1996 annual meeting of shareholders (the
"Meeting"), to be held at the Hawaii Prince Hotel (Haleakala/Kilauea Rooms), 100 Holomoana Street, Honolulu, Hawaii, on Thursday, May 23, 1996 at 2:00 p.m., Hawaiian Standard Time. Only stockholders of record at the close of business on April 16, 1996(the "Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

BACKGROUND TO SOLICITATION IN OPPOSITION

     M.A. Schapiro & Co., Inc. ("Schapiro") which has indicated that it intends to solicit proxies for the election of its nominees, has served as financial advisor to Bancshares in various capacities since the advisory relationship commenced in July 1992, including the following:

          Schapiro advised Bancshares and served as underwriter in connection with Bancshares' issuance of 575,000 shares of common stock in April-May 1993;

          Schapiro served as Bancshares' investment banker and rendered a fairness opinion to Bancshares in connection with its acquisition of International Savings and Loan Association Limited's parent company, International Holding Capital Corp., which was consummated on April 4, 1994; and

          Schapiro served as "exclusive financial advisor" to Bancshares and provided general advice and recommendations in financial and investment banking matters under a contract from October 1993 until its termination by Bancshares less than five months ago.

     Prior to its termination by Bancshares Board of Directors, Schapiro was the exclusive financial advisor to Bancshares, which Bancshares viewed as a fiduciary trust relationship, and had a high degree of access to and knowledge and awareness of Bancshares' confidential business and financial information and corporate strategies. On November 30, 1995 a letter was delivered to Schapiro from Bancshares indicating that the Board of Directors of Bancshares had decided to make a change in financial advisors and terminate the exclusive financial advisory agreement with Schapiro. The termination became effective on December 13, 1995. On January 10, 1996, Bancshares entered into a non-exclusive financial advisory agreement with National Capital Companies, LLC, headquartered in Chevy Chase, Maryland, an investment banking and financial advisor firm specializing in serving the financial services industry.

     On March 13, 1996, George Reycraft, who is Chairman of M.A. Schapiro, submitted the nominations of two individuals to the Bancshares' Board of Directors. The nominees, who have consented to serve as directors if elected, are H. Clifton Whiteman and William M. Griffin. Mr. Whiteman, who lives in New York City, New York, is a retired bank executive, who has served as: director and consultant, York Research Corporation, New York, since 1991; director and consultant, Keene Corporation, New York, since 1991; and director, Teltec Communications Corp., Westernville, New York since 1995. Mr. Griffin is chairman of The WMG Company, located in Hartford, Connecticut, organized in 1986 for the purpose of managing the funds of certain limited partnerships which specialize in the ownership of shares of regional banks and thrift institutions, and a director of Texas Utilities Company and Gradient Lens Corporation.

     On or about March 22, 1996, Schapiro and other parties filed a Schedule 13D with the Securities and Exchange Commission ("SEC") reporting, among other things, ownership of 6.1% of Bancshares common stock and the nomination of two persons to Bancshares' Board of Directors. The Schedule 13D stated that Schapiro was a financial advisor to Bancshares from October 8, 1993 until the financial advisory agreement was terminated on December 13, 1995, and that in its role as financial advisor Schapiro made recommendations to management of Bancshares. According to the Schedule 13D, the nominations of two persons to the Board of Directors were made in order to effect these recommendations. On April 17, 1996, Bancshares filed its Proxy Statement with the SEC. On April 19, 1996, Schapiro filed Amendment No. 1 to Schedule 13D indicating that it intended to solicit proxies for the election of its two nominees, and that Schapiro may also include two of management's nominees as part of its proxy solicitation.

          According to its preliminary proxy materials filed with the SEC, Schapiro intends to include as part of its proxy solicitation Bancshares nominees James H. Kamo and Lionel Y.Tokioka. SEC rules permit Schapiro to include Bancshares nominees without their consent, and the naming of such persons should not be interpreted as the consent or support by such persons of the Schapiro slate of nominees.

          Your Board is disappointed in Schapiro's decision and believes its determination to proceed with its hostile proxy solicitation is divisive and not in the best interests of the company or its shareholders. Your Board believes that its four well-qualified nominees, who have been serving on your Board, are more aware of and sensitive to the banking needs of the local Hawaii community than the two nominees from New York and Connecticut. Bancshares is a locally-based financial institution which relies on and serves the people of Hawaii for its business. Bancshares believes that its directors have been an important part of its banking business: they have valuable knowledge of the local business community, and provide a resource for the development of banking business in Hawaii. Your Board believes its four incumbent nominees, James H. Kamo, Caryn S. Morita, Robert R. Taira, and Lionel Y. Tokioka, should be reelected to assure the continuation of this important tradition.

         PLEASE SUPPORT YOUR EXISTING BOARD OF DIRECTORS BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

EXPENSES OF SOLICITATION

          The cost of soliciting Bancshares proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. Bancshares has retained Chemical Mellon Shareholder Services LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $35,000 plus expenses and indemnification against certain liabilities. It is anticipated that approximately 12 persons will be used by Chemical Mellon Shareholder Services in its solicitation efforts. Although no precise estimate can be made at this time, Bancshares anticipates that the total expenditures for the solicitation of proxies (including fees of attorneys, accountants, public relations or financial advisors, solicitors, printing, transportation and other costs incidental to the solicitation, but excluding the amounts normally expended for a solicitation for the election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers) are estimated to be $300,000, and total cash expenditures to date have been approximately $20,000. The total amount to be spent will vary depending on, among other things, developments that may occur in the proxy contest discussed above.

                                  SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS AND
EMPLOYEES

     The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors, certain executive officers and employees of CB Bancshares, Inc. ("Bancshares"), City Bank ("Bank"), and/or International Savings and Loan Association, Limited ("ISL") who may assist in soliciting proxies from Bancshares' shareholders. All positions described below are as of the Record Date. Directors of Bancshares are indicated with an asterisk.

Name and Principal                         Present Office of Other Principal
Business Address                              Occupation or Employment
- -----------------                             ------------------------

James M. Morita*                     Chairman of the Board, Chief Executive
CB Bancshares, Inc.                  Officer of Bancshares; Chairman of the
201 Merchant Street                  Board, Chief Executive Officer of the
Honolulu, Hawaii  96813              Bank; Chairman of the Board, Chief
                                     Executive Officer of ISL; Chairman of the
                                     Board, Chief Executive Officer of City
                                     Finance and Mortgage, Inc.

Raymond Y. Arakawa*                  Manager, Pacific Area, Sexauer, Inc.
J.A. Sexauer, Inc.                   (plumbing supplies)
1188 Bishop Street, Suite 1502
Honolulu, Hawaii  96813

Marcelino J. Avecilla*               Retired Physician and Surgeon
3268 Loulu Street
Honolulu, Hawaii  96822

Frederick K.T. Chun*                 Chairman of the Board, Chun Kim Chow, Ltd;
Chun Kim Chow, Ltd.                  Vice President of Bancshares; Chairman of
1159 Fort Street Mall                the Board and President of Citibank
Honolulu, Hawaii  96813              Properties, Inc.; Vice Chairman of the
                                     Board of City Finance and Mortgage, Inc.

Tomio Fuchu*                         Chairman, Kyokuto Securities Co., Ltd.
Kyokuto Securities Co., Ltd.
1-4-7 Nihonbashi Kayaba-Cho
Chuo-Ku, Tokyo, Japan

James H. Kamo*                       Attorney-at-law; Corporate Secretary of
201 Merchant Street                  Bancshares and its subsidiaries
Suite 902
Honolulu, Hawaii  96813

Norman K. Mizuguchi*                 President of the Senate, Hawaii State
State Capital Room 003               Legislature; President, Hawaii Emporium
Honolulu, Hawaii  96813

Caryn S. Morita*                     Senior Vice President and General Counsel
CB Bancshares, Inc.                  of Bancshares
201 Merchant Street
Honolulu, Hawaii  96813

Robert R. Taira*                     Chairman of the Board, King's Hawaiian
King's Hawaiian Bakery West, Inc.    Bakery West, Inc.; Vice Chairman of Board
P.O. Box 8636                        of Bancshares and Bank; President and
Honolulu, Hawaii  96830              Treasurer of City Finance and Mortgage,
                                     Inc.

Lionel Y. Tokioka*                   Vice Chairman of the Board of ISL
International Savings and Loan
  Association, Ltd.
1111 Bishop Street, 4th Floor
Honolulu, Hawaii  96813

Kazuo E. Yamane*                     Chairman of the Board, U. Yamane, Limited
U. Yamane, Ltd.
2295 North King Street
Honolulu, Hawaii  96819

For the following officers (except as indicated), the address is:
201 Merchant Street
Honolulu, Hawaii  96813

Ronald K. Migita                     President and Chief Operating Officer of
                                     Bancshares

Randall O. Chang                     President and Chief Operating Officer of
                                     the Bank

Richard C. Lim                       President and Chief Operating Officer of
International Savings and Loan       ISL
  Association, ltd.
1111 Bishop Street, 4th Floor
Honolulu, Hawaii  96813

Henry L. Wong                        Senior Vice President of Bancshares

Daniel Motohiro                      Senior Vice President and Chief Financial
                                     Officer of Bancshares

Wayne T. Miyao                       Senior Vice President of the Bank

                                  SCHEDULE B

     SHARES HELD BY DIRECTORS AND CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES AND CERTAIN TRANSACTIONS IN THE SECURITIES OF CB BANCSHARES, INC. WITHIN THE PAST TWO YEARS

     The shares of Common Stock held by Bancshares' directors are as follows:

                                                Common Stock
     Director                                   Beneficially Owned
     --------                                   ------------------

     James M. Morita                            53,955(1)

     James H. Kamo                              7,298(2)

     Caryn S. Morita                            22,852(3)

     Robert R. Taira                            23,411

     Lionel Y. Tokioka                          21,934(4)

     Raymond Y. Arakawa                         3,646(5)

     Frederick K.T. Chun                        11,210

     Tomio Fuchu                                   0

     Marcelino J. Avecilla                      5,727

     Norman K. Mizuguchi                           0

     Kazuo E. Yamane                            6,976(6)

- -----

(1) Of 53,955 shares owned by James M. Morita, 20,252 shares are allocated to to his account in the CB Bancshares, Inc. Employee Stock Ownership Plan ("Bancshares ESOP"), the voting of which shares he is entitled to direct.
     Not included in the 53,955 shares owned by James M. Morita, are 22,377 Shares held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa, as Joint Trustees, referred to in footnote 3 below. This amount does not include 5,000 shares covered by exercisable options.

(2) Of the 7,298 shares beneficially owned by James. H. Kamo, 2,913 shares are held by a trustee of a retirement trust for the benefit of Mr. Kamo, as to which shares he exercises sole voting and investment power, and 4,385 shares are owned jointly with his spouse as to which he shares voting and investment power.

(3) of 22,852 shares beneficially owned by Caryn S. Morita, 22,377 shares are held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa, as Joint Trustees. Voting power is shared between the Joint Trustees under the terms of the Trust. Of 22,852 shares owned by Caryn S. Morita, 132 shares are allocated to her account in the Bancshares ESOP, the voting of which she is entitled to direct. This amount does not include 1,500 shares covered by exercisable options.

(4) Of the 21,934 shares owned by Lionel Y. Tokioka, 438 shares are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. Not included in the 21,934 shares owned by Lionel Y. Tokioka are 877 shares owned by Thym, Inc., and affiliated corporation, and 1,234 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(5) Of the 3,646 shares beneficially owned by Raymond Y. Arakawa, 3,262 shares are owned by him directly as to which he exercises sole voting and investment power, and 384 shares are owned by members of his immediate family as to which he shares voting and investment power.

(6) Of the 6,976 shares beneficially owned by Kazuo E. Yamane, 6,115 shares are owned by him directly as to which he exercises sole voting and investment power, and 861 shares are owned by his spouse as to which he shares voting and investment power.


The following Executive Officers of Bancshares, the Bank and/or ISL own the following shares of Bancshares Common Stock:

                                          Shares of Common Stock
     Name of Beneficial Owner             Beneficially Owned (1)
     ------------------------             ----------------------

     Ronald K. Migita                     0
     Randall O. Chang                     603 Shares(2)
     Richard C. Lim                       11,271 Shares(3)
     Henry L. Wong                        1,696 shares(4)
     Daniel Motohiro                      6,249 shares(5)
     Wayne T. Miyao                       8,541 shares(6)

(1) These share numbers do not include 0, 1,000, 750, 1,500, 1,500, and 1,500 shares which may be purchased pursuant to the exercise of exercisable stock options by officers Migita, Chang, Lim, Wong, Motohiro and Miyao, respectively.

(2) all 603 shares of allocated to his account in the Bancshares Employee Stock Ownership Plan ("Bancshares ESOP"), the voting of which shares he is
     entitled to direct.

(3) Includes 334 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct.

(4) Includes 1,681 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct.

(5) Includes 6,101 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct.

(6) Includes 5,871 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct.

     The following table sets forth information with respect to all purchases and sales or other acquisitions or dispositions, of shares of Bancshares' Common Stock by the directors and certain officers and employees of Bancshares, the Bank and/or ISL during the past two years.

                                                Number of Shares
                                                Purchased (Sold)       Date
                                                ----------------       ----

     James M. Morita                             (22,377)(1)          7/15/94
                                                     408 (2)          7/01/94
                                                      35 (3)          9/30/94
                                                      19 (2)          7/29/94
                                                   2,052 (4)         12/31/94
                                                  10,000 (7)         10/19/94
                                                  10,000 (8)         12/29/95

     Raymond Y. Arakawa                               35 (3)          9/30/94

     Marcelino J. Avecilla                             0

     Frederick K.T. Chun                               0

     Tomio Fuchu                                       0

     James H. Kamo                                     0

     Norman K. Mizuguchi                               0

     Caryn S. Morita                               3,000 (7)         10/19/94
                                                     132 (4)         12/31/94
                                                  22,377 (1)          7/15/94
                                                   3,000 (8)         12/29/95

     Robert R. Taira                              10,000 (2)          5/24/95

     Lionel Y. Tokioka                              (750)(5)         12/30/94
                                                     438 (4)         12/31/94
                                                   2,500 (8)         12/29/95

     Kazuo E. Yamane                                   0

     Ronald K. Migita                              5,000 (8)         12/29/95

     Randall O. Chang                                603 (4)         12/31/94
                                                   2,000 (7)         10/19/94
                                                   2,000 (8)         12/29/95

     Richard Lim                                   1,500 (7)         10/19/94
                                                     334 (4)         12/31/94
                                                    (500)(6)          7/11/95
                                                   1,500 (8)         12/29/95
                                                    (200)(6)          2/13/96
                                                    (200)(6)          2/21/96
                                                    (200)(6)          2/28/96
                                                    (900)(6)          3/01/96
                                                  (1,000)(6)          3/14/96
                                                    (200)(6)          3/22/96

                                                Number of Shares
                                                Purchased (sold)       Date
                                                ----------------       ----
     Henry L. Wong                                 3,000 (7)         10/19/94
                                                     610 (4)         12/31/94
                                                   3,000 (8)         12/29/95

     Daniel Motohiro                               3,000 (7)         10/19/94
                                                     802 (4)         12/31/94
                                                   3,000 (8)         12/29/95

     Wayne T. Miyao                                3,000 (7)         10/19/94
                                                     789 (4)         12/31/94
                                                   3,000 (8)         12/29/95

- -----
(1) On July 15, 1994, 22377 shares were transferred to a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa, as Joint trustees.

(2)  Open Market Purchase of shares.

(3)  Acquisition of shares by stock award by Bancshares.

(4)  Allocation of shares through Bancshares ESOP.

(5)  Charitable gift of shares.

(6)  Open market sales of shares.

(7) Grant of stock option for shares on October 19, 1994 (unexercised as of the Record Date).

(8) Grant of stock option for shares on December 29, 1995 (unexercised as of the Record Date).


     Other than as disclosed in this Schedule or in the Proxy Statement, none of Bancshares, any of it directors or officers or employees named in this Schedule owns any securities of Bancshares or any subsidiary thereof, beneficially or of record, has purchased or sold any of such securities within the last two years, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule or in the Proxy Statement, to the knowledge of Bancshares, its directors and officers or employees named in this Schedule, none of their associates beneficially owns, directly or indirectly, any securities of Bancshares.

     Other than as disclosed in this Schedule or in the Proxy statement, to the knowledge of Bancshares, none of Bancshares, its directors or officers or employees named in this Schedule, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon at the Annual Meeting of Stockholders to be held May 23, 1996.

     James M. Morita, Ronald K. Migita, Caryn S. Morita, Daniel Motohiro and Henry L. Wong are each a party to a Change of Control Agreement with Bancshares. Randall O. Chang and Wayne T. Miyao are each a party to a Change of Control Agreement with the Bank, and Lionel Y. Tokioka and Richard C. Lim are each a party to a Change of Control Agreement with ISL. The provisions of the Change of Control Agreements are described in the Proxy Statement under "Change of Control Agreements."

     Daniel Motohiro, Henry L. Wong, and Wayne T. Miyao are parties to deferred compensation agreements with the Bank. Under these agreements, the Bank is obligated to provide to the officer or his beneficiaries during a period of ten years after the officer's death, disability, or retirement, annual benefits of $50,000. James M. Morita is covered under a similar unfunded defined benefit plan described in the Proxy Statement under "Defined Benefit Plan Compensation."

     Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of Bancshares, none of Bancshares, its directors or officers or employees named in this Schedule is, or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any class of securities of Bancshares, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as set forth in this schedule or in the Proxy Statement, to the knowledge of Bancshares, its directors or officers or employees named in this Schedule, or any of their associates, has had or will have direct or indirect material interest in any transaction or series of transactions since the beginning of Bancshares' last fiscal year or any currently proposed transaction, or series of similar transactions, to which Bancshares or any of its subsidiaries was or is to be party in which the amount involved exceeds $60,000.

     Other than set forth in this Schedule or in the Proxy Statement, to the knowledge of Bancshares, none of Bancshares, its directors or officers or employees named in this Schedule, or any of their associates, has any arrangements or understandings with any person or persons with respect to any future employment by Bancshares or its affiliates or with respect to any future transactions to which Bancshares or any of its affiliates will or may be a party.